SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

CYBER APPS WORLD INC.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada 000-24459 90-0314205

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(State or Other Jurisdiction Commission ( I.R.S. Employer

of Incorporation) File Number) Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 425-4289

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, the Board of Directors of the Company (the “Board”), in its discretion, have amended the Company’s Articles of Incorporation to effect a reverse split of the Company’s common stock, par value $0.001 (the “Common Stock”), at a ratio of one-for-forty-five (1:45) through the filing with the Nevada Secretary of State of a Certificate of Change that provided for the 1:45 reverse split of the outstanding common stock into approximately 1,098,221 shares of common stock (the “Reverse Split”), the authorized common stock being concurrently reduced from 50,000,000 shares to 1,111,111 shares of common stock, without any change in the par value per share.

The Certificate of Change was filed with the Secretary of State of the State of Nevada on February 1, 2019, and the Reverse Stock Split became effective in accordance with the terms of the Certificate of Change February 19, 2019 in accordance with approval by the Financial Industry Regulatory Authority (the “Effective Date”).

On the Effective Date, every 45 shares of Common Stock issued and outstanding were automatically combined into one share of issued and outstanding Common Stock. No fractional shares will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Split will have such fractional share rounded up to the nearest whole share.

Pacific Stock Transfer Company is acting as exchange agent for the Reverse Split and will provide information to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. The Common Stock is continuing to be quoted in the OTC Pink market on a reverse stock split-adjusted basis from February 19, 2019 on. The Common Stock will be reported for 20 business days under the temporary ticker symbol “CYAPD,” with the “D” added to signify that the reverse stock split has occurred. After 20 business days, the symbol will revert to the original symbol of “CYAP.”

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit No. Description

3.1(j)	Certificate of Change, filed with the Secretary of State of Nevada on February 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APPS WORLD INC.

Dated: February 22, 2019	By:	/s/ Liudmilla Voinarovska
Liudmilla Voinarovska, President